    As filed with the Securities and Exchange Commission on October 3, 2000
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            INTRANET SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

                MINNESOTA                                       41-1652566
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                       Identification No.)

        7777 GOLDEN TRIANGLE DRIVE                                55344
         EDEN PRAIRIE, MINNESOTA                                (Zip Code)
 (Address of principal executive offices)

                            INTRANET SOLUTIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Robert F. Olson
                                    President
                            IntraNet Solutions, Inc.
                           7777 Golden Triangle Drive
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)

                                 (952) 903-2000
          (Telephone number, including area code, of agent for service)

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

======================== ================== ======================= ========================== =====================
                                                   Proposed
       Title of               Amount               maximum              Proposed maximum            Amount of
     securities to             to be            offering price         Aggregate offering          Registration
     be registered          registered          per share (1)               price (1)                  Fee
------------------------ ------------------ ----------------------- -------------------------- ---------------------
     Common Stock,           750,000
    $.01 par value            shares                $46.38                $34,785,000               $9,183.00
======================== ================== ======================= ========================== =====================


(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the Nasdaq National Market on September 26, 2000.

================================================================================

                            INTRANET SOLUTIONS, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents of IntraNet Solutions, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-19817), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

           1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (which incorporates by reference certain portions of the Company's Definitive Proxy Statement for the Company's August 30, 2000 Annual Meeting of Shareholders).

           2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the Company's Annual Report on Form 10-K referred to in (1) above.

           3. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed on January 28, 1992 (Registration No. 0-19817) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

           All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

           Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Under Article 6 of the Company's Amended and Restated By-laws, the Company indemnifies its directors and officers to the extent permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

           The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.


           Exhibit                   Description
           -------                   -----------

           4.1        Second Amended and Restated Articles of Incorporation.(1)

           4.2        Amended and Restated Bylaws.(2)

           5          Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

           23.1       Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).

           23.2       Consent of Grant Thornton LLP.

           23.3       Consent of Grant Thornton LLP.

           24         Powers of Attorney.

           99         IntraNet Solutions, Inc. Employee Stock Purchase Plan.(3)

-----------
(1) Incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1999 (File No 0-19817).

(2) Incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 22, 1997 (File No. 0-19817).

(3) Incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 29, 1999 (File No. 0-19817).

ITEM 9.  UNDERTAKINGS.

           A.     The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 3,
2000.


                                       INTRANET SOLUTIONS, INC.



                                       By /s/ Robert F. Olson
                                         ---------------------------------------
                                           Robert F. Olson
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 3, 2000.

       Signature                            Title
       ---------                            -----

  /s/ Robert F. Olson
------------------------
    Robert F. Olson        Chairman of the Board of Directors, President and
                           Chief Executive Officer (Principal Executive Officer)


  /s/ Gregg A. Waldon
------------------------
    Gregg A. Waldon        Chief Financial Officer, Treasurer, Secretary and
                           Director (Principal Financial Officer and Principal
                           Accounting Officer)

------------------------
 Ronald E. Eibensteiner    Director

            *
------------------------
    Kenneth H. Holec       Director

            *
------------------------
   Steven C. Waldron       Director



------------
* Gregg A. Waldon, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.


By    /s/ Gregg A. Waldon
   --------------------------
         Gregg A. Waldon

                                INDEX TO EXHIBITS



                                                                                        Method
   Exhibit                                Description                                  of Filing
   -------                                -----------                                  ---------

     4.1      Second Amended and Restated Articles of Incorporation (1).........     Incorporated by
                                                                                     Reference

     4.2      Amended and Restated Bylaws (2)...................................     Incorporated by
                                                                                     Reference

      5       Opinion of Faegre & Benson LLP as to the legality of the shares...     Electronic
              being registered.                                                      Transmission

    23.1      Consent of Faegre &  Benson LLP (contained in Exhibit 5 to this
              Registration Statement)

    23.2      Consent of Grant Thornton LLP.....................................     Electronic
                                                                                     Transmission

    23.3      Consent of Grant Thornton LLP.....................................     Electronic
                                                                                     Transmission

     24       Powers of Attorney................................................     Electronic
                                                                                     Transmission

     99       IntraNet Solutions, Inc. Employee Stock Purchase Plan (3).........     Incorporated by
                                                                                     Reference


--------------------
(1) Incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1999 (File No. 0-19817).

(2) Incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 22, 1997 (File No. 0-19817).

(3) Incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 29, 1999 (File No. 0-19817).